UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

U.S. GLOBAL INVESTORS FUNDS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11.

☐	Fee paid previously with preliminary materials.

U.S. Global Investors Funds

March 28, 2024

Dear Shareholder:

We are notifying you, as a shareholder of record in Global Resources Fund, a series of the U.S. Global Investor Funds, about a special meeting of shareholders that was scheduled for March 28, 2024. Your shareholder meeting has been adjourned due to insufficient participation. This meeting will instead convene on May 10, 2024 at 10:00 a.m. Eastern Time.

Your vote is important and will reduce the need for additional mailings and phone calls. Voting your shares fast and easy. If you have questions or need assistance, call (888) 490-5113 and a proxy specialist will help you.

We’ve made it very easy for you to vote by choosing one of the following options:

Call a proxy voting specialist today at 888-490-5113.
o	Live agents are available weekdays from 9 a.m. to 10 p.m. ET. You can vote with a representative even if you don’t have your proxy card.
o	You can call the toll-free touchtone phone number located on your proxy card, enter the control number, and follow the prompts.

Vote online at www.proxyvote.com
o	Have your proxy card handy and follow the simple directions to complete the electronic voting instruction form.

Vote with a smartphone
o	Vote by scanning the Quick Response Code or “QR Code” on the enclosed proxy card/voting instruction form.

Vote by mail
o	Mark, sign, and date the enclosed ballot and return it in the postage-paid envelope provided.

Thank you for your investment and thank you for voting.

Sincerely,

________________________________

Zachary Tackett

President, U.S. Global Investors Funds

USGIF ADJ